As filed with the Securities and Exchange Commission on February 7, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No.	FORM S-8 REGISTRATION STATEMENT No.
333-58561	333-136810

UNDER
THE SECURITIES ACT OF 1933

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0803204
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12621 Jeffrey Road Irvine, California 92620 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Amended and Restated Hines Horticulture, Inc.  1998 Long-Term Equity Incentive Plan, as Amended
Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan
(Full Title of the Plan)

Claudia M. Pieropan
Chief Financial Officer
12621 Jeffrey Road
Irvine, California 92620
(949) 559-4444

(Name and address, including zip code, and telephone number, including area code, of agent for services)

Copies to:

Carol Anne Huff
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

 TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statements on Form S-8 (Registration Nos. 333-58561 and 333-136810) of Hines Horticulture, Inc. (the “Company”), pertaining to the common stock issuable under the registrant’s Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended, and Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statements to deregister all the shares of the Company’s common stock issuable under the Plan and registered under the Registration Statements that remained unissued as of the date hereof.

On February 7, 2008, the Company intends to file a Form 15 to notify the SEC that the Company is ceasing filing reports under Section 15(d) because the Company has less than 300 stockholders of record.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 7, 2008.

HINES HORTICULTURE, INC.

By:	/s/ Claudia M. Pieropan
Name:	Claudia M. Pieropan
Title:	Chief Financial Officer

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